As filed with the Securities and Exchange Commission on January 28, 2008

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CELL GENESYS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3061375
(State of Incorporation)	(I.R.S. Employer Identification No.)

500 Forbes Boulevard

South San Francisco, CA 94080

(Address of Principal Executive Offices)

2002 Employee Stock Purchase Plan

(Full Titles of the Plans)

Sharon E. Tetlow

Senior Vice President and Chief Financial Officer

Cell Genesys, Inc.

500 Forbes Boulevard

South San Francisco, CA 94080

(650) 266-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Samuel Zucker, Esq.

O’Melveny & Meyers LLP

2765 Sand Hill Road

Menlo Park, CA 94025

(650) 473-2600

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value: Reserved for future issuance under the 2002 Employee Stock Purchase Plan	300,000 shares(1)	$1.62(2)	$486,000.00	$ 19.10

(1)	This Registration Statement covers, in addition to the number of shares of Cell Genesys, Inc., a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.001 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Cell Genesys, Inc. 2002 Employee Stock Purchase Plan, as amended (the “Plan”), as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions. Each share of Common Stock is accompanied by a preferred stock purchase right pursuant to the Amended and Restated Preferred Shares Rights Agreement, dated as of July 26, 2000 between the Company and Fleet National Bank.

(2)	The Proposed Maximum Offering Price Per Share for shares registered under the Plan has been estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq Global Market on January 22, 2008, which was $1.90, because the price at which the shares to be issued in the future is not currently determinable. Pursuant to the Plan, the purchase price of a share of Common Stock under the plan shall be an amount equal to 85% of the fair market value of a share of Common Stock as of certain specified dates under the Plan.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Company’s Registration Statements on Form S-8, filed with the Commission on July 2, 2002, September 12, 2003, April 22, 2004, August 3, 2005, January 30, 2006, August 7, 2006 and February 5, 2007 (Commission File Nos. 333-91796, 333-108740, 333-114720, 333-127158, 333-131367, 333-136369 and 333-140450, respectively);

(b)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (filed with the Commission on March 1, 2007), including certain information incorporated by reference therein from the Company’s Definitive Proxy Statement for the Company’s 2007 Annual Meeting of Stockholders (filed with the Commission on April 27, 2007).

(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (filed with the Commission on May 10, 2007).

(d)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 (filed with the Commission on August 7, 2007).

(e)	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 (filed with the Commission on November 1, 2007).

(f)	The Company’s Current Reports on Form 8-K filed with the Commission on January 22, 2007, February 5, 2007, February 6, 2007, April 3, 2007, April 11, 2007 (with respect to Item 1.01 only), April 18, 2007, July 10, 2007, August 1, 2007, October 23, 2007, December 20, 2007 (with respect to Item 1.01 only) and January 15, 2008.

(g)	The description of the Company’s Common Stock and associated preferred share purchase rights, contained in the Company’s Registration Statements on Form 8-A filed with the Commission on March 24, 1992 and August 8, 1995, and as amended on Form 8-A/A filed with the Commission on July 28, 2000, registering such shares and associated rights pursuant to Section 12 of the Exchange Act, including any amendment or report updating such descriptions.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 8.	Exhibits.

The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 28th day of January, 2008.

CELL GENESYS, INC.

By:	/s/ SHARON E. TETLOW
Sharon E. Tetlow, Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sharon E. Tetlow his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on this 28th day of January, 2008.

Signature	Title	Date

/s/ STEPHEN A. SHERWIN, M.D. Stephen A. Sherwin, M.D.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 28, 2008

/s/ SHARON E. TETLOW Sharon E. Tetlow	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	January 28, 2008

/s/ MARC L. BELSKY Marc L. Belsky	Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 28, 2008

/s/ DAVID W. CARTER David W. Carter	Director	January 28, 2008

/s/ NANCY M. CROWELL Nancy M. Crowell	Director	January 28, 2008

/s/ JAMES M. GOWER James M. Gower	Director	January 28, 2008

/s/ JOHN T. POTTS, JR., M.D. John T. Potts, Jr., M.D.	Director	January 28, 2008

/s/ THOMAS E. SHENK, Ph.D. Thomas E. Shenk, Ph.D.	Director	January 28, 2008

/s/ EUGENE L. STEP Eugene L. Step	Director	January 28, 2008

/s/ INDER M. VERMA, Ph.D. Inder M. Verma, Ph.D.	Director	January 28, 2008

/s/ DENNIS L. WINGER Dennis L. Winger	Director	January 28, 2008

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBITS

Registration Statement on Form S-8

CELL GENESYS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

4.1*	2002 Employee Stock Purchase Plan, as amended April 2006

5.1	Opinion of O’Melveny & Meyers LLP, as to the legality of securities being registered

23.1	Consent of O’Melveny & Meyers LLP (contained in Exhibit 5.1 hereto)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (see page II-4)

*	Incorporated by reference to Exhibit 10.1 filed with the Company’s Current Report on Form 8-K (Commission File No. 000-19986) filed with the Commission on June 21, 2006.